Exhibit 99.1

March 22, 2004

Investors may contact:

Kevin Stitt, Bank of America, 704.386.5667

Lee McEntire, Bank of America, 704.388.6780

Media may contact:

Eloise Hale, Bank of America, 704.387.0013

Bank of America announces new Board of Directors

CHARLOTTE —Bank of America Corporation today announced the members of its new board of directors, who are charged with leading the company following the completion of its merger with FleetBoston Financial Corporation, scheduled for April 1.

“The individuals on our new board represent the highest standards of leadership in America, and bring to our company the experience and skills necessary to oversee a large, complex business enterprise,” said Kenneth D. Lewis, chairman, chief executive officer and president of Bank of America. “We deliberately chose a diverse group of individuals from around the country, with professional backgrounds in corporate and financial management, academics and public service, to ensure a broad range of skills, experience and perspectives among the leadership that will guide us in the future.”

“The group we are naming today as the new leaders of our company share a strong commitment to corporate governance and adherence to the values upon which our company is founded,” said Charles K. Gifford, chairman and chief executive officer of Fleet. “We thank our departing board members for their wisdom, counsel and service to our customers and shareholders. We welcome this new board with our full confidence as we look forward to the bright future of Bank of America.”

Under the merger agreement, the new board consists of 12 directors selected by Bank of America and 7 directors selected by Fleet. Gifford will be chairman of the board. Lewis will be chief executive officer of the company.

The directors are:

William Barnet, III, 61

Chairman, President and Chief Executive Officer, Barnet Company, Inc.

Director of Fleet since 1985

John T. Collins, 57

Chairman and Chief Executive Officer, Collins Group, Inc.

Director of Fleet since 1992

Charles W. Coker, 70

Chairman, Sonoco Products Company

Director of Bank of America since 1969

Gary L. Countryman, 64

Chairman Emeritus, Liberty Mutual Insurance Company

Director of Fleet since 1982

Paul Fulton, 69

Chairman, Bassett Furniture Industries

Director of Bank of America since 1993

Charles K. Gifford, 61

Chairman and Chief Executive Officer, Fleet

Director of Fleet since 1987

Donald E. Guinn, 71

Chairman Emeritus, Pacific Telesis Group

Director of Bank of America since 1998

James H. Hance, Jr., 59

Vice Chairman and Chief Financial Officer, Bank of America Corporation

Director of Bank of America since 1999

Kenneth D. Lewis, 56

Chairman, Chief Executive Officer and President, Bank of America Corporation

Director of Bank of America since 1999

Walter E. Massey, 65

President, Morehouse College

Director of Bank of America since 1998

Thomas J. May, 56

Chairman, President and Chief Executive Officer, NSTAR

Director of Fleet since 1994

C. Steven McMillan, 58

Chairman, President and Chief Executive Officer, Sara Lee Corporation

Director of Bank of America since 2001

Eugene M. McQuade, 55

President and Chief Operating Officer, Fleet

Director of Fleet since 2003

Patricia E. Mitchell, 61

President and Chief Executive Officer, Public Broadcasting Service

Director of Bank of America since 2001

Edward L. Romero, 70

Former Ambassador to Spain

Director of Bank of America since 2003

Thomas M. Ryan, 51

Chairman, President and Chief Executive Officer, CVS Corporation

Director of Fleet since 1997

O. Temple Sloan, Jr., 65

Chairman and Chief Executive Officer, General Parts, Inc.

Director of Bank of America since 1996

Meredith R. Spangler, 66

Chairman of the Board, C.D. Spangler Foundation and a Director,

C.D. Spangler Construction Company

Director of Bank of America since 1988

Jackie M. Ward, 65

Outside Managing Director, Intec Telecom Systems PLC

Director of Bank of America since 1994

Bank of America is one of the world’s largest financial institutions, serving individual consumers, small businesses and large corporations and institutions with a diverse range of banking, investing, asset management and other financial and risk management products and services. The company provides unmatched convenience for consumers in the United States, serving 1 in 3 American households. Bank of America Corporation stock (ticker: BAC) is listed on the New York Stock Exchange.

www.bankofamerica.com

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